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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                             -----------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): FEBRUARY 12, 2001



                              HRPT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




         MARYLAND                        1-9317                04-6558834
(State or other jurisdiction          (Commission           (I.R.S. employer
     of incorporation)                file number)        identification number)




 400 CENTRE STREET, NEWTON, MASSACHUSETTS                         02458
 (Address of principal executive offices)                       (Zip code)




        Registrant's telephone number, including area code: 617-332-3990



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ITEM 5.  OTHER EVENTS

       HRPT Properties Trust (NYSE: HRP) today announced that it will today file with the SEC a preliminary Prospectus Supplement to a shelf registration statement for the sale of 4,000,000 shares of Series A Cumulative Redeemable Preferred Shares. The Series A Cumulative Redeemable Preferred Shares will have a liquidation preference of $25/share and are expected to be sold at that price, plus accrued distributions, if any. The distribution rate will be set at the time of the pricing of this transaction later this month.

       HRPT stated that the net proceeds from this offering are expected to be used about half to redeem outstanding convertible subordinated debentures which are now callable at par and about half to repurchase some outstanding HRPT common shares. HRPT stated that it expects any common share repurchases to be done in market transactions or in privately negotiated transactions, but that it is unsure what quantity, if any, of common shares will be available at acceptable prices. HRPT's board extended through 2001 its authorization for the repurchase of up to 10% of its outstanding common shares. To the extent that proceeds of this offering are not used to repurchase HRPT common shares they may be used for general business purposes. HRPT has not disclosed what price it considers acceptable to repurchase common shares and stated that that price may vary over time. No time period within which HRPT common shares may be repurchased has been established.

       An application will be made to list the Series A Cumulative Redeemable Preferred Shares on the New York Stock Exchange.



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       The joint book running managers for the offering announced today are
Merrill Lynch & Co. and UBS Warburg LLC. Co-managers of this offering are A.G. Edwards & Sons, Inc., Morgan Stanley Dean Witter, Salomon Smith Barney, Credit Suisse First Boston, First Union Securities, Inc., Legg Mason Wood Walker, Incorporated and Prudential Securities.

       A preliminary Prospectus Supplement relating to the Series A Cumulative Redeemable Preferred Shares referenced above is expected to be filed with the Securities and Exchange Commission today. These securities may not be sold nor may offers to buy be accepted prior to the time that the Prospectus Supplement is effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

       Copies of the preliminary Prospectus Supplement may be obtained from the offices of Merrill Lynch & Co., 250 Vesey Street, New York, New York 10281, or the offices of UBS Warburg LLC, 299 Park Avenue, New York, NY 10171, or from the offices of any of the co-manager underwriters identified above.

       THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES REFORM ACT OF 1995. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HRPT'S PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED. FOR EXAMPLE, ALTHOUGH THIS REPORT REFERS TO THE SALE OF 4,000,000 SHARES OF SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES, HRPT MAY SELL MORE OR LESS THAN 4,000,000 SHARES. SIMILARLY, THIS REPORT REFERS TO HRPT'S REPURCHASE OF ITS COMMON SHARES; HOWEVER, HRPT MAY BE UNWILLING TO REPURCHASE SHARES AT PRICES WHICH IT CONSIDERS UNACCEPTABLE. THERE IS NO GUARANTY THAT HRPT COMMON SHARES WILL BE REPURCHASED IN ANY PRE-SET AMOUNT OR AT ANY PARTICULAR PRICE. IN FACT, IT IS POSSIBLE THAT HRPT MAY DECIDE NOT TO REPURCHASE ANY COMMON SHARES. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HRPT PROPERTIES TRUST


                                        By: /s/ John Popeo
                                           -------------------------------------
                                           John Popeo
                                           Treasurer and Chief Financial Officer

Date:  February 12, 2001